[***] Certain identified information has been excluded from this exhibit because it is both not material and would be competitively harmful if publicly disclosed.

Exhibit 10.2

Amendment No. 6 to Amended and Restated Reseller Agreement

Dell Inc., for itself and its Subsidiaries other than SecureWorks, Inc., (“Reseller”) and SecureWorks, Inc., for itself and its Subsidiaries (“Spyglass”) hereby enter into this Amendment No. 6 (“Amendment No. 6”) as of the date of last signature below (“Amendment Effective Date”) for the purpose of amending the Amended and Restated Reseller Agreement, dated as of October 28, 2015, and those amendments, addenda or riders thereto dated prior to the Amendment Effective Date (collectively the “Reseller Agreement”).
WHEREAS, the parties entered into Amendment No. 1 (“Amendment No. 1”) to the Reseller Agreement as of January 23, 2019, Amendment No.2 to the Reseller Agreement as of May 21, 2019 (“Amendment No. 2”), Amendment No. 4 to the Reseller Agreement as of July 30, 2019 (“Amendment No. 4”), and Amendment No. 5 to the Reseller Agreement as of Oct 1, 2019 (“Amendment No. 5”) in order to clarify the understandings under the Reseller Agreement with respect to sales of certain products and services of Spyglass and/or CrowdStrike, Inc. (“CS”) under an agreement between Dell Marketing LP (on behalf of Reseller and its direct and indirect subsidiaries (other than Spyglass)), Spyglass, and CS (the “Tri-Party Agreement”);
WHEREAS, the parties entered into Amendment No. 3 to the Reseller Agreement as of June 13, 2019 (“Amendment No. 3”) in order to clarify the understandings under the Reseller Agreement with respect to end user clients who are public and/or educational institutions located within the United States;
WHEREAS, Amendment No. 1, Amendment No. 2, Amendment No. 4, and Amendment No. 5 are referred to herein as the “Tri-Party Amendments”;
WHEREAS, the parties wish to enter this Amendment No. 6 to provide for the marketing and sale by Reseller of cloud-enabled security services (“Cloud Services”) of Spyglass to Clients in accordance with the terms and conditions of (1) the Reseller Agreement other than the Tri-Party Amendments and Amendment No. 3, and (2) this Amendment No. 6;
WHEREAS, the terms and conditions of this Amendment are intended to apply to transactions under the Reseller Agreement involving sales of Cloud Services to Clients.
NOW, THEREFORE, in consideration of the promises and obligations contained herein, the parties agree as follows:
RELATIONSHIP TO RESELLER AGREEMENT. This Amendment hereby incorporates by reference and amends the above-referenced Reseller Agreement. The Reseller Agreement shall remain in effect and unchanged except to the extent provided in this Amendment. In case of any conflict between this Amendment and the Reseller Agreement, the provisions of this Amendment shall control with regard to the subject matter set forth herein.

1)	INCORPORATED DEFINITIONS. Unless specifically stated otherwise in this Amendment, all terms defined in the Reseller Agreement shall have the same meaning when used in this Amendment.

2)	CHANGES TO RESELLER AGREEMENT. The parties agree to make the following changes to the Reseller Agreement in respect of sales of Cloud Services only to Clients:

a)	Services. The Cloud Services set forth in Schedule A hereto shall be deemed “Services” for purposes of the Reseller Agreement. Schedule A may be amended by mutual agreement of the Parties.

b)	Provisioning API. The parties shall work together in good faith to complete a provisioning API process within six (6) months of the Amendment Effective Date.

c)
Pricing for Cloud Services. Section 1.1.1 of the Reseller Agreement is modified by deleting the following provision: “Spyglass will invoice Reseller an amount equal to Reseller’s Services-related invoiced revenue, net of credit memos and write-offs of uncollectible accounts receivable, less [***] percent.”

In lieu thereof, the following provision shall apply: “Spyglass will invoice Reseller for the Services and other one-time fees in accordance with Schedule B to Amendment No. 6. Schedule B to Amendment No. 6 may be amended by mutual agreement of the Parties. Spyglass’s obligation to repay Reseller any payments for Client returns and/or credits issued associated with Services sold under the Agreement are limited to (1) “on the box” sales by Reseller within thirty (30) days of a Client’s purchase of a Service, (2) as permitted under law applicable to the Client, or (3) as the parties may mutually agree in writing on a case-by-case basis. For purposes of sub-section (3) in the immediately preceding sentence, mutual agreement in writing may be evidenced by an email confirmation between an authorized representative of Reseller and Spyglass specifying the specific Cloud Service and other identifying information as to which the obligation to make repayments or issue credit notes shall apply.

The Parties may mutually agree on special discounting for Services on a case-by-case basis upon request by Reseller on account of significant order size, strategic customer accounts, or to meet pricing from competing service providers. If such additional discounts are provided, such discounts are applicable only to the specified order associated with the additional discounts and shall not apply to any additional orders under this Agreement. Mutual agreement for purposes of this provision may include an email confirmation between authorized representatives of the Parties, specifying the specific order as to which the discount shall apply.”

d)
Order Submission. The first two sentences of Section 1.4 of the Reseller Agreement are amended and restated as follows: “Reseller shall provide Spyglass with a service order. Specifically, each service order will set forth the name of each Client, Client’s address and the applicable Products (as defined below) purchased, email address, and unique order identifier that is made available to Client.”

e)
Provisioning. Reseller shall make the Cloud Service available to Clients at the time the Reseller hardware is invoiced to Client; where “make available” means providing the Client with the ability to: (i) activate the Cloud Service or (ii) contact Reseller in order to activate the Cloud Service. For the avoidance of doubt the term of the Client’s license to the Cloud Service shall begin on the date of Reseller’s invoice to Client regardless of the Client’s Cloud Service activation date. If Reseller fails to make the Cloud Service available within 2 business days of hardware invoice and a Client requests a credit for the gap in service between invoice and provisioning resulting from the delay, Spyglass shall not be liable to repay Reseller for the aforementioned credit.

f)
Client Agreements. Section 3.1 of the Reseller Agreement is modified by deleting the first two sentences of Section 3.1 and replacing them with the following: “All sales of the Services by Reseller to Clients will be subject to the terms and conditions set forth at https://www.secureworks.com/eula/eula-us, as updated by Spyglass from time to time, are collectively referred to as the “Flow Through Terms”). It is Reseller’s responsibility to ensure that the Flow Through Terms are incorporated into Reseller’s purchase agreement or other purchase documentation, whether or not signed, with the Client (the “Client Agreement” or “Customer Agreement”) in a way that is legally binding. Only the terms of the applicable Flow Through Terms will govern a Client’s use of the Services, and, unless otherwise mutually agreed by the Parties, any additional or conflicting terms in an agreement between Reseller and Client are Reseller’s responsibility.”

g)
Sections 3.1 and 7.3 of the Reseller Agreement are modified by adding the following as the last sentences to each section: “Notwithstanding anything to the contrary in the Reseller Agreement, (a) Spyglass acknowledges and agrees that Reseller has no obligation to flow-through Spyglass terms and conditions to Clients who are public and/or educational institutions (including but not limited to federal customers) located within the United States (such clients referred to in this Amendment as "Public Clients"), and (b) Spyglass agrees that the terms and conditions of the applicable agreement between Reseller and a Public Client (such agreements referred to in this Amendment as “Public Client Contracts”) shall govern the Spyglass Services resold or delivered to a Public Client, so long as Spyglass has agreed to abide by the terms of the applicable Public Client Contract(s), and except to the extent that the Public Client Contract is modified by the written agreement of Spyglass and the applicable Public Client. In the event of a conflict between the terms and conditions of the Reseller Agreement and the Public Client Contract, the terms and conditions of the Public Client Contract shall govern with regard to Spyglass Services resold or delivered to a Public Client, so long as Spyglass has agreed to abide by the terms of the applicable Public Client Contract(s).”

h)
Section 4.0 of the Reseller Agreement is modified by adding the following new provision as Section 4.3: “4.3 Spyglass Obligations for Public Client Contracts. So long as Spyglass has agreed to abide by the terms of the applicable Public Client Contract(s), Spyglass agrees that it is solely responsible to provide all of Spyglass Services and other obligations specified in any proposal, service order, statement of work or other similar documentation in connection with a Public Client Contract, in each case pursuant to the terms and conditions of the applicable Public Client Contract, notwithstanding anything to the contrary in the Reseller Agreement, and Reseller is solely responsible for invoicing the Public Client. Additionally and notwithstanding anything to the contrary in the Reseller Agreement, each party agrees that it shall: (a) provide the other party with all proposals service orders, statements of work or other similar documentation which it negotiates or provides to/with a Public Client, and (b) work cooperatively with the other party to address any reporting, administrative fees and other obligations required under the Public Client Contract in connection with Spyglass' Services.

i)
Payment Terms. The first sentence of Section 7.1 of the Reseller Agreement is modified by the addition of the following underlined wording: “Spyglass will invoice Reseller on a monthly basis for fees related to the Services as set forth on Schedule B and one-time fees for installation, shipping and activation of Services and/or Equipment (on the first monthly invoice only) provided under this Agreement.”

j)	Reporting. Section 1 of the Reseller Agreement is modified for sales of Cloud Services only by adding the following new provision as Section 1.5:

i.	“Reporting. Reseller shall provide the following reports to Spyglass for sales associated with Solutions listed in Schedule A to this Amendment (as the same may be amended):

•
For all orders, Reseller shall provide regular reports for reporting and invoicing purposes. Reports will include order-level detail including order number or unique order identifier, order date, order status, invoice number, customer ID, SKU, SKU quantity, product attribute and contact information in addition to term length information.

The Reseller will provide standard royalty reports and other applicable reports and such report shall be presented as-is to Spyglass. Spyglass acknowledges that Reseller has no responsibility to modify or customize these reports in any way. Reseller shall pay Spyglass for in accordance with the intercompany process.

Service Description / Service Level Agreements. Spyglass shall, at Spyglass’s expense, provide the support and training set forth in Exhibit A (Support and Maintenance Schedule) for each Cloud Services, unless otherwise specified in the applicable Software Schedule. Spyglass’s failure to comply with its support and maintenance obligations shall be a material breach of the Agreement.

k)	Reseller Indemnification Obligations. Section 13.2 of the Reseller Agreement is modified for sales of Cloud Services only by replacing Section 13.2 in its entirety with the following:

“Reseller will defend, indemnify and hold harmless Spyglass from and against all Claims by a third party against Spyglass related to: (i) Reseller’s use of the Services in any manner other than as permitted under this Agreement; (ii) Reseller’s use of Spyglass’ Marks in any manner other than as permitted under this Agreement; (iii) Reseller’s marketing, promotion or sale of the Services in a manner that is not authorized or permitted under this Agreement; (iv) except (A) as otherwise agreed by Spyglass or (B) for sales to Public Clients, any failure by Reseller to include the Flow Through Terms into the Client Agreement; or (v) Reseller’s unauthorized modification of the Cloud Services, Software or Documentation.”

l)	Spyglass Indemnification Obligation. Section 13.3 of the Reseller Agreement is modified for sales of Cloud Services only by adding the following new provision as the last sentence:

“In addition to the foregoing, Spyglass will, at its expense, indemnify, defend and hold Reseller harmless from and against any and all third party claims, actions, demands, ensuing legal proceedings, liabilities, damages, losses, judgments, authorized settlements, costs and expenses as incurred, including without limitation reasonable attorney's fees, to the extent caused by any alleged or actual: (a) acts or omissions of Spyglass that result in any violation by Spyglass of any applicable laws; (b) Spyglass’s or its representative’s grossly negligent act or grossly negligent omission, fraud or willful misconduct; (c) Spyglass’s failure to comply with any of its privacy notices or any other terms and conditions Spyglass (i) enters into with a Client or (ii) to the extent Spyglass does not enter into such terms and conditions with respect to a Public Client, the terms and conditions of this Reseller Agreement and Spyglass’s standard privacy notices or any other terms the terms and conditions under which Spyglass publicly offers its Services or, so long as Spyglass has agreed to abide by the terms of the applicable Public Client Contract(s), the terms and conditions of the Public Client Contract; or (d) Spyglass’s breach of the NDA, or Spyglass’s improper access, collection, distribution, processing, transmission, or storing of a Client’s personally identifiable information.”

m)	Limitation of Liability. Section 14 of the Reseller Agreement is modified for sales of Cloud Services only by replacing Section 14 in its entirety with the following:
“EXCEPT FOR (I) EACH PARTY’S INDEMNIFICATION OBLIGATIONS AS SET FORTH IN SECTION 13, (II) EACH PARTY’S GROSSLY NEGLIGENT ACTS OR GROSSLY NEGLIGENT OMISSIONS, FRAUD OR WILLFUL MISCONDUCT, (III) AN UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INFORMATION, OR (IV) INFRINGEMENT/MISAPPROPRIATION OF INTELLECTUAL PROPERTY, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (INCLUDING ANY CLIENT OF RESELLER) FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES, INCLUDING, WITHOUT LIMITATION,

DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION AND THE LIKE, DAMAGES FOR LOSS OF DATA RESULTING FROM DELAYS, NON-DELIVERIES OR SERVICE INTERRUPTIONS, ARISING OUT OF THIS AGREEMENT, EVEN IN THE EVENT OF FAULT, TORT, STRICT LIABILITY, OR BREACH OF WARRANTY AND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

EXCEPT FOR (I) AN UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INFORMATION, (II) INFRINGEMENT/MISAPPROPRIATION OF INTELLECTUAL PROPERTY, (III) EACH PARTY’S INDEMNIFICATION OBLIGATIONS AS SET FORTH IN SECTION 13, (IV) EACH PARTY’S GROSSLY NEGLIGENT ACTS OR GROSSLY NEGLIGENT OMISSIONS, FRAUD OR WILLFUL MISCONDUCT, EACH PARTY’S LIABILITY FOR ALL CLAIMS ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO THE GREATER OF (A) THREE TIMES THE AMOUNT OF FEES PAID BY RESELLER TO SPYGLASS UNDER THIS AGREEMENT DURING THE TWELVE MONTHS PRECEDING THE CLAIM AND (B) THIRTY MILLION DOLLARS ($30,000,000).

NOTWITHSTANDING ANYTHING TO THE CONTRARY, SO LONG AS SPYGLASS HAS AGREED TO ABIDE BY THE TERMS OF THE APPLICABLE PUBLIC CONTRACT(S), WITH REGARD TO ANY PUBLIC CLIENT THE PARTIES AGREE THAT UNLESS OTHERWISE MUTUALLY AGREED UPON BETWEEN SPYGLASS AND RESELLER IN A SEPARATE WRITING SIGNED BY EACH PARTY'S AUTHORIZED REPRESENTATIVES FOR A SPECIFIC TRANSACTION UNDER A PUBLIC CLIENT CONTRACT, SPYGLASS' LIABILITY WILL BE SUBJECT TO THE LIMITATION OF LIABILITY PROVISIONS (WHICH MAY PROVIDE A LIMITATION ON LIABILITY FOR DIRECT DAMAGES AND/OR A WAIVER OF CONSEQUENTIAL OR OTHER INDIRECT DAMAGES) EXPRESSLY SPECIFIED IN THE APPLICABLE PUBLIC CLIENT CONTRACT UNDER WHICH SPYGLASS’ CLOUD SERVICES SUBJECT TO THE DISPUTE OR CLAIM ARE BEING PROVIDED.”
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed on the respective dates indicated below.

Dell, Inc.         SecureWorks, Inc.
(“Reseller”)                    (“Spyglass”)

By: /s/ Kyle Beam        By: /s/ David P. Baum
Name (Print): Kyle Beam        Name (Print): David P. Baum
Title: Senior Manager SWP        Title: Senior Legal Director
Date: October 23, 2019        Date: October 17, 2019